Kearney, MO
Contact:  Shawn Poe, CFO   816-903-8225

Ply Gem Reports  Fourth Quarter 2007 Results

 March 25, 2008, Ply Gem Holdings, Inc. (“Ply Gem” or the “Company”), a leading manufacturer of residential exterior building products in North America, today announced fourth quarter 2007 net sales of $317.9 million, an 8.5% increase over the $293.0 million for  the same period in 2006. For the full year of 2007, net sales were a record $1,363.5 million or 29.3% higher than the $1,054.5 million of net sales for the full year of 2006.  Excluding the contribution of our AWC Holding Company (“Alenco”) and Alcoa Home Exteriors, Inc (“AHE”), Ply Gem’s full year net sales were down 11.5%.
Adjusted EBITDA for the fourth quarter of 2007 was $32.5 million compared to $23.1 million for the fourth quarter of 2006.  For the full year of 2007, Adjusted EBITDA was $173.5 million compared to $125.6 million for the full year of 2006.
Net loss for the fourth quarter of 2007 was $12.4 million compared to $9.8 million for the fourth quarter of 2006.  For the full year of 2007, net income was $5.6 million compared to $5.7 million for the full year of 2006.  Ply Gem’s net loss for the fourth quarter of 2007 had $0.1 million of after tax impact of foreign currency gain, while the full year of 2007 included $2.3 million of after tax foreign currency gain.  Ply Gem’s net loss for the fourth quarter of 2006 and net income for the full year 2006 included $0.6 million of after tax foreign currency loss and $0.1 million after tax foreign currency gain, respectively.
Gary E. Robinette, President and CEO, said "Ply Gem's fourth quarter and full year sales and EBITDA performance was respectable in light of the challenging market conditions that existed in the housing markets in 2007.  Our financial performance that was demonstrated in our fourth quarter and full year numbers is the result of cost savings that are being realized as result of our Siding and Window Groups' acquisitions integration and our expense reduction efforts that have been undertaken in all areas of our business in response to what is expected to be a prolonged downturn in the housing market."
Mr. Robinette continued, "Given the uncertainty in the housing market in the next 12 to 24 months, Ply Gem will continue to have a clear focus on gaining profitable market share and improving upon our overall cost structure, and generating positive cash flow.  Given our highly variable cost structure, I believe Ply Gem is distinctively positioned to take advantage of our markets when they improve."
Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products.  The company sells a broad range of vinyl siding, vinyl, aluminum and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence, railing and decking products.  Ply Gem is a wholly-owned subsidiary of Ply Gem Holdings, Inc.  For more information, please visit the Company’s website at www.plygem.com.
Ply Gem management will host a conference call on March 25, 2008 at 11:00 a.m. EST to report fourth quarter results.  To participate please call 866-679-8035 and use call confirmation number 32221353.

Note: As used herein, the term “Ply Gem” refers to Ply Gem Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise.
This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on the Company’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements.  Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims.  The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.
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PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended
	December 31,	December 31,
	2007	2006
	(Amounts in thousands)

Net Sales	$317,902	$292,988
Costs and Expenses:
Cost of products sold	260,502	242,748
Selling, general and administrative expense	42,728	37,654
Intangible asset impairment	4,150	-
Amortization of intangible assets	4,406	3,508
Total Costs and Expenses	311,786	283,910
Operating earnings	6,116	9,078
Foreign currency gain (loss)	45	(937)
Interest expense	(24,212)	(22,709)
Investment income	433	419
Other expense	(32)	(1,965)
Income(loss) before provision (benefit) for income taxes	(17,650)	(16,114)
Provision (benefit) for income taxes	(5,238)	(6,341)
Net Income (loss)	$(12,412)	$(9,773)

	For the twelve months ended
	December 31,	December 31,
	2007	2006
	(Amounts in thousands)

Net Sales	$1,363,546	$1,054,468
Costs and Expenses:
Cost of products sold	1,075,507	831,418
Selling, general and administrative expense	162,609	126,401
Intangible asset impairment	4,150	-
Amortization of intangible assets	17,631	11,942
Total Costs and Expenses	1,259,897	969,761
Operating earnings	103,649	84,707
Foreign currency gain	3,961	77
Interest expense	(98,496)	(72,218)
Investment income	1,704	1,205
Other expense	(1,202)	(4,462)
Income before income taxes and
cumulative effect of accounting change	9,616	9,309
Provision for income taxes	4,002	3,502
Income before cumulative effect
of accounting change	5,614	5,807
Cumulative effect of accounting change,
net of income tax benefit of $57	-	(86)
Net income	$5,614	$5,721

The accompanying notes are an integral part of this condensed consolidated and combined statement of operations.

1.
The accompanying condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the “Company”) do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2007 and 2006 audited consolidated financial statements of Ply Gem Holdings, Inc., and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

The Company’s fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter.  Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

The accompanying statements of operations include the consolidated results of operations for the periods from January 1, 2007 to December 31, 2007 and January 1, 2006 to December 31, 2006, of Ply Gem Holdings, Inc. and its subsidiaries

2.
Adjusted EBITDA means net income (loss) plus interest expense (net of investment income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss), amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories, third-party charges associated with business combination financing costs (“other expense”), restructuring and integration costs associated with acquisitions, and cumulative effect of accounting changes.  Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business.  Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business.  Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP.  You are cautioned not to place undue reliance on Adjusted EBITDA.

The following tables set forth the summaries of net sales, Adjusted EBITDA, andreconciliations of Adjusted EBITDA to net income for Ply Gem as:

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the three months ended
	December 31, 2007	December 31, 2006
Net income (loss)	$(12,412)	$(9,773)
Interest expense, net	23,779	22,290
Provision (benefit) for income taxes	(5,238)	(6,341)
Depreciation and amortization	14,812	11,093
Non Cash (gain)/loss on currency transaction	(45)	937
Non Cash charge of purchase price
allocated to inventories	1,289	2,962
Restructuring/Integration Expense	6,140	-
Intangible asset impairment	4,150	-
Other expense	32	1,965
Adjusted EBITDA	$32,507	$23,133

	Ply Gem Holdings, Inc.
	(Amounts in thousands)
	For the twelve months ended
	December 31, 2007	December 31, 2006
Net income	$5,614	$5,721
Interest expense, net	96,792	71,013
Provision for income taxes	4,002	3,502
Depreciation and amortization	54,067	33,816
Non Cash gain on currency transaction	(3,961)	(77)
Non Cash charge of purchase price
allocated to inventories	1,289	3,266
Restructuring/Integration Expense	10,356	-
Intangible asset impairment	4,150
Other expense	1,201	8,302
Cumulative effect of accounting change	-	86
Adjusted EBITDA	$173,510	$125,629

3.	Long-term debt amounts in the selected balance sheets at December 31, 2007 and December 31, 2006 consisted of the following:

	December 31, 2007	December 31, 2006
	(amounts in thousands)

Senior term loan facility	$677,910	$688,533
Senior subordinated notes	360,186	360,231
	1,038,096	1,048,764
Less current maturities	6,873	5,870
	$1,031,223	$1,042,894

4.	The following is a summary of selected balance sheet amounts at December 31, 2007 and December 31, 2006:

	December 31, 2007	December 31, 2006
	(Amounts in thousands)

Cash and cash equivalents	$65,207	$53,274
Accounts receivable, less allowances	111,653	130,795
Inventories	128,282	128,156
Prepaid expenses and other current assets	16,462	20,873
Property and equipment, net	198,996	206,837
Goodwill	835,820	811,285
Intangible assets, net	213,257	232,833
Accounts payable	96,256	95,568
Current maturities of long-term debt	6,873	5,870
Long-term debt, less current maturities	1,031,223	1,042,894
Stockholder's Equity	239,544	227,716